EXHIBIT 21.1

SUBSIDIARIES OF REGISTRANT

YOUNG BROADCASTING OF LOUISIANA, INC.
YOUNG BROADCASTING OF LANSING, INC.
YOUNG BROADCASTING OF ALBANY, INC.
YOUNG BROADCASTING OF NASHVILLE, INC.
YOUNG BROADCASTING OF NASHVILLE LLC
WINNEBAGO TELEVISION CORPORATION
YBT, INC.
LAT, INC.
YOUNG BROADCASTING OF GREEN BAY, INC.
YOUNG BROADCASTING OF KNOXVILLE, INC.
YBK, INC.
YOUNG BROADCASTING OF RICHMOND, INC.
YOUNG BROADCASTING OF DAVENPORT, INC.
YOUNG BROADCASTING OF SIOUX FALLS, INC.
YOUNG BROADCASTING OF RAPID CITY, INC.
YOUNG BROADCASTING OF LOS ANGELES, INC.
FIDELITY TELEVISION, INC.
WKRN, G.P.
KLFY, L.P.
WATE, G.P.
ADAM YOUNG INC.
YOUNG BROADCASTING OF SAN FRANCISCO, INC.
HONEY BUCKET FILMS, INC.